Exhibit 99.1

Wecast Network Acquires 55% of Wide Angle Group Limited

New York, NY, February 2, 2017 – Wecast Network, Inc. (NASDAQ: WCST) (“Wecast” or the “Company” or “WCST”), announced today that the Company has acquired 55% of Wide Angle Group Limited (“WAG”). WAG, a fully integrated industrial/trade media and commerce company, will reside and operate under the Wecast Network’s recently purchased Sun Video Group (“SVG”).

WCST will acquire 55% of the outstanding capital shares in WAG from the seller, BT Capital Global Limited (a Bruno Wu/Sun Seven Stars company) for the sole consideration of WCST adding WAG to the Sun Video Group business and thereby including the revenue and gross profit from WAG in the calculation of the SVG Performance Guarantees. Further details of the SVG Performance Guarantee can be found in the February 1, 2017 press release issued by Wecast (linked here), or in the Company’s SEC filing under Form 8K. Other than WAG’s financials being included in the SVG Performance Guarantee, WCST will pay no additional monetary or stock consideration for the acquisition.

Sun Video Group or SVG will be renamed for both operational and branding purposes, as Wecast Services Group (“WSG”), and the names of all businesses residing under WSG will be changed to reflect the rebranding.

CEO Bing Yang, commenting on the completed deal, stated “The acquisition of Wide Angle Group is a significant transaction for Wecast Network. Not only will it directly and significantly bolster the financial performance of the Wecast Services Group, but the accretive nature extends even further as Wecast Network is acquiring 55% of WAG for no additional stock or monetary consideration. WAG provides products and services, such as industry trade media, digital publications, events & conferences based on intelligence, big data and connections to selected industries. Coupling WAG’s capabilities and offerings with those already existing under the Wecast Service Group, including Supply Chain Management, Manufacturer Sourcing, Supply Chain Financing, VR (virtual reality)-Enabled Commerce Technology and AI-driven Big Data Technology Management, is creating a diversified and robust division that will drive Wecast Network’s growth in 2017 and beyond.

As indicated in a December 2016 press release, Bruno Wu's SSS has established a 3 Billion RMB ($437 million USD) Holding Company to support and invest in WCST's future growth and expansion. The newly formed Wecast Services Group will be a beneficiary of this support initiative.

More details regarding this transaction can be found in the Company’s SEC filing under Form 8K filed today.

About Wecast Network Inc. (http://corporate.wecastnetworkinc.com)

Wecast Network Inc (NASDAQ: WCST), is a next generation global brand licensing, IP sales and video commerce company driven by AI and Big Data. With a firm focus on 4 strategy pillars which include: Brand, Content, Commerce and Licensing, the Company is leveraging and optimizing its legacy operations as a premium content Video On Demand service provider in China to evolve into a global, vertical, ubiquitous and transactional B2B2C, mobile-driven, consumer and supply chain management platform. By aiming to establish the world’s premier multimedia, social networking and smart e-commerce-enabled network with the largest global effective connected user base, Wecast, through this expanded, cloud-based, ecosystem of connected screens combined with strong partnerships with leading global providers, will be capable of delivering a vast array of WCST/YOD–branded products and services to enterprise customers and end-use consumers - anytime and anywhere, across multiple platforms and devices.

Wecast has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, Miramax, as well as a broad selection of the best content from Chinese filmmakers. In addition, the Company has governmental partnerships and licenses as well as numerous JV partnerships and strategic cooperation agreements with an array of distribution and content partners in the global new media space. Wecast is headquartered in both New York, NY and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

Wecast Network, Inc.

212-206-1216